Exhibit 10.11

SIXTH AMENDMENT TO
CABELA’S INCORPORATED
1997 STOCK OPTION PLAN

     THIS SIXTH AMENDMENT of Cabela's Incorporated 1997 Stock Option Plan is made and entered into effective the 11th day of February, 2010.

W I T N E S S E T H :

     WHEREAS, the Cabela's Incorporated 1997 Stock Option Plan was approved and adopted by the shareholders of Cabela's Incorporated, a Nebraska corporation, on January 24, 1997, as amended by that certain First Amendment to Cabela's Incorporated 1997 Stock Option Plan dated July 13, 2000, as amended by that Second Amendment to Cabela's Incorporated 1997 Stock Option Plan dated July 27, 2001, as amended by that Third Amendment to the Cabela’s Incorporated 1997 Stock Option Plan dated September 2, 2003, as amended by that certain Fourth Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated September 23, 2003, and as amended by that certain Fifth Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated May 16, 2007 (collectively, the “Plan”);

     WHEREAS, Cabela’s Incorporated, a Delaware corporation (the “Company”), assumed the Plan as part of the Company’s January 2004 reincorporation as a Delaware corporation;

     WHEREAS, Section 11(a) of the Plan allows the directors of the Company to make certain amendments and revisions to the Plan;

     WHEREAS, the directors have approved an amendment to the Plan to allow payment of the price of options being exercised under the Plan to be made in accordance with such procedures and in such form as the Committee shall from time to time determine; and

     WHEREAS, in furtherance of the foregoing, the Company desires to adopt this Sixth Amendment.

     NOW, THEREFORE, in consideration of the foregoing premises the Plan is hereby amended as follows:

     1. Section 6(d) of the Plan is hereby deleted in its entirety and replaced with the following:

(d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written Notice of Exercise to the Company and payment of the full price of the shares being exercised. Payment may be made: (A) (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or (ii) through the delivery of shares of Common Stock which have been held by a Participant for at least six months with a Fair Market Value equal to the Option Price, or (iii) by a combination of both (i) and (ii) above or (B) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant. On the date specified in the Notice of Exercise, or an Adjourned Date, the Company shall deliver or cause to be delivered to the Participant exercising such Option a certificate(s) for the number of shares of Common Stock with respect to which the Option is being exercised, against payment therefor. Delivery of such certificate(s) may be made at the principal office of the Company or at the office of a transfer agent appointed by the Company. In the event of a failure to take up and pay for the number of shares of Common Stock specified in the Notice of Exercise on the date specified therein, or an Adjourned Date, the Option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares covered by the Option, if such Option remains exercisable. If any law or regulation of the Securities and Exchange Commission or of any other relevant body having jurisdiction, shall require the Company or the Participant to take any action in connection with the exercise of any Option, then the date specified in the Notice of Exercise for delivery of the certificate(s) shall be adjourned until the completion of the necessary action (“Adjourned Date”).

     2. Except as modified herein, the Plan remains in full force and effect as written.

     IN WITNESS WHEREOF, the undersigned has entered into this Sixth Amendment as on the date above written.

CABELA'S INCORPORATED

By:	/s/ Thomas L. Millner
Thomas L. Millner, President and
Chief Executive Officer